As filed with the Securities and Exchange Commission on July 22, 2011            Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
_________________________________

NILE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	4 West 4th Ave., Suite 400	88-0363465
(State or other jurisdiction of	San Mateo, California 94402	(I.R.S. Employer
Incorporation or organization)	Telephone (650) 458-2670	Identification No.)
(Address of principal executive offices)

_______________________________

AMENDED AND RESTATED 2005 STOCK OPTION PLAN
 (Full title of the Plan)
__________________________

Daron Evans Chief Financial Officer Nile Therapeutics, Inc. 4 West 4th Ave., Suite 400 San Mateo, CA 94402 Telephone: (650) 458-2670 (Name and address of agent for service)	Copies to: Christopher J. Melsha, Esq. Sean M. Nagle, Esq. Fredrikson & Byron, P.A. 200 South 6th Street, Suite 4000 Minneapolis, Minnesota 55402 Telephone: (612) 492-7000 Facsimile: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

____________________________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Proposed Maximum Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.001 per share	3,982,324 shares	$0.75	$2,986,743	$346.76

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon a $0.75 per share average of the high and low sales prices of the Registrant’s Common Stock on the OTCQB Marketplace on July 18, 2011.

EXPLANATORY NOTE

The purpose of this Registration Statement is to register 3,982,324 additional shares of Common Stock for issuance under the Registrant’s Amended and Restated 2005 Stock Option Plan, as amended (the “Plan”), thus increasing the total number of shares registered for issuance under the Plan from 5,517,676  to 9,500,000.  With the exception of Part II, Item 8, the contents of the Registrant’s Registration Statement on Form S-8, Reg. No. 333-152283, are incorporated herein by reference.

PART II

Item 8.  Exhibits.

Exhibit	Description
4.1
Registrant’s Amended and Restated 2005 Stock Option Plan, as amended through July 26, 2010 (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A filed June 15, 2010).

4.2	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed September 21, 2007).
4.3	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed September 21, 2007).
4.4	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed February 9, 2007).
4.5	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed February 9, 2007).
5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of Crowe Horwath LLP
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on July 22, 2011.

Nile Therapeutics, Inc.

By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Joshua Kazam and Daron Evans, and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.  The undersigned also grants to said attorneys-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joshua A. Kazam	President, Chief Executive Officer and Director	July 22, 2011
Joshua A. Kazam	(Principal Executive Officer)

/s/ Daron Evans	Chief Financial Officer	July 22, 2011
Daron Evans	(Principal Financial and Accounting Officer)

/s/ Arie S. Belldegrun	Director	July 22, 2011
Arie S. Belldegrun, M.D.

/s/ Richard B. Brewer	Chairman of the Board	July 22, 2011
Richard B. Brewer

/s/ Peter M. Kash	Director	July 22, 2011
Peter M. Kash

/s/ Pedro Granadillo	Director	July 22, 2011
Pedro Granadillo

/s/ Frank Litvack	Director	July 22, 2011
Frank Litvack, M.D.

/s/ Paul A. Mieyal	Director	July 22, 2011
Paul A. Mieyal, Ph.D.

/s/ Gregory W. Schafer	Director	July 22, 2011
Gregory W. Schafer

INDEX TO EXHIBITS FILED HEREWITH

Exhibit	Description
5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of Crowe Horwath LLP